Pacific International
Rice Mills, Inc.

April 26, 2000



Mr. Tim Kilkenny
SHF Acquisition Dryer & Warehouse
4600 Northgate Blvd., Suite 130
Sacramento, CA  95834

Dear Tim:

Pacific International Rice Mills, Inc. (PIRMI) is hereby submitting a bid of $* per hundredweight for your warehouse storage located in Davis, California.

PIRMI agrees to pay, the above amount, under the following conditions:

1)   The storage period will be from September 1, 2000 to August 31, 2001.

2)   Storage warehouse has a capacity of approximately 350,000 cwt.

3) PIRMI shall pay annual fees for licensing said warehouse under PIRMI's CCC code.

4) SHF, Inc. will furnish labor to receive, maintain and ship out stored paddy rice.

5) SHF, Inc. shall secure and pay for any power, fees, licenses, liability insurance taxes and/or assessments required.

6)   If fumigation is required, PIRMI will pay the entire cost.

7) PIRMI will furnish direct damage insurance for fire, earthquake and natural disaster required under the Uniform Rice Storage Agreement for full replacement cost of the rice.

8) SHF, Inc. must accommodate PIRMI's request to receive or ship stored paddy rice on any non-holiday weekday, unless mutually agreed upon to ship during weekends or holidays.

9) Payment for storage will be 50% upon completion of filling said warehouse and 50% within 30 days after the warehouse is emptied.

10) This agreement shall be governed by the California Warehouse Association's Standard Operating Procedures.

11) A standard shrink allowance of one percent (1%) shall be allowed. Additional shrink will be at the responsibility of SHF, Inc.

12) SHF, Inc. will maintain the storage facility in a sanitary and sound condition and will comply with the Federal Food, Drug and Cosmetic Act and any other laws and regulations applicable to the storage and handling of rice.

13) SHF, Inc. agrees that the rice stored pursuant to this agreement shall at all times remain the sole and exclusive property of PIRMI, and that SHF, Inc. hereby waives any statutory warehouse liens and any other liens or security interest in said rice.

   If you are in agreement with the terms and conditions of this contract, please sign on the line below.


Pacific International Rice Mills, Inc.     SHF Acquisition Dryer & Warehouse

/s/ Brian Reines                           /s/ Tim Kilkenny
--------------------------------------     ------------------------------------
By:     Brian Reines                       By:     Tim Kilkenny
Title:  Agricultural Manager               Title:  General Manager
Date:   April 26, 2000                     Date:   April 26, 2000


      Pacific International Rice Mills, Inc.
      P.O. Box 652
      Woodland, CA 95776
      (530) 666-1691
      FAX (530) 668-8515

      Busch Agricultural
      Resources, Inc.

* Confidential information that has been omitted and separately filed with the Commission.